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                                                                    EXHIBIT 23.3

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated January 28, 2000 included in Clarus Corporation's 10-K for the year ended December 31, 2000 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP

Atlanta, Georgia
October 17, 2001